Exhibit 99.1

Omnicell, Inc. Closes Acquisition of MTS Medication Technologies, Inc.

Addition of leader in medication adherence packaging solutions creates a medication management offering that spans the full continuum of medical care

MOUNTAIN VIEW, Calif., — May 22, 2012 — Omnicell, Inc., (NASDAQ:OMCL) a leading provider of medication and supply management solutions and analytics software for healthcare systems, announced today that it has completed the acquisition of MTS Medication Technologies, Inc., a worldwide leader in innovative medication adherence packaging systems.

Omnicell previously announced on May 2, 2012 that it had signed an agreement to acquire MTS Medication Technologies. With health care evolving toward provider organizations that have incentives to be accountable for patients across the full continuum of care rather than individual episodes of treatment, the combination of Omnicell and MTS is expected to establish a market leading company that can integrate medication management across that broader spectrum of care.

“Providing medication management solutions across the entire spectrum of health care is aligned with the needs of our customers to increase efficiency by reducing recurrences of patient treatment needs,” said Randall Lipps, chairman, president and CEO of Omnicell. “We believe that the addition of MTS to the existing Omnicell solutions uniquely positions Omnicell in the industry to supply the new demands for tracking and managing treatment beyond the acute care setting and use these capabilities to cut costs and improve outcomes.”

MTS’s medication management equipment, software and consumables are used by institutional pharmacy providers to supply long-term care and non-acute care facilities with single-dose, 30-day blister card medication packages to help nurses adhere to prescribed orders. In addition to single dose solutions, MTS has been a leading provider of multi-dose adherence packages that help patients and caregivers in the home to manage medication administration, by providing all the doses required at a single administration time in a single package.

“Increasingly, health systems have strong financial and patient satisfaction incentives to actively work to reduce hospital readmissions, and medication adherence is a key component. With the addition of MTS, Omnicell is in a stronger-than-ever position to partner with healthcare organizations across the full continuum of patient care delivery,” added Mr. Lipps. “For example, Omnicell will now be able to address the costly, critical issue of non-adherence head-on, through medication packaging solutions and consumables that help patients and caregivers adhere to the prescribed medication regimen. We believe the new end-to-end Omnicell portfolio of innovations brings unmatched value to safe, effective medication management for healthcare organizations in both acute and non-acute care environments.”

Bill Shields, president of MTS, believes that the significant presence of Omnicell and MTS in complementary segments of the marketplace, as well as their collective reputation for medication management innovation, will give the combined companies the opportunity for faster growth. “MTS brings to Omnicell 28 years of leadership in long-term care, a growing presence in international retail markets, and deep expertise in the manufacturing of consumables to support these customers. Omnicell has unique expertise in capital equipment and software for medication and supply management in the acute care market,” said Mr. Shields. “Together, we will advance Omnicell’s strategy to offer hospitals and non-acute healthcare providers alike the leading solutions to improve patient safety, clinical outcomes and health care delivery economics.”

MTS serves 6,000 pharmacies worldwide, providing automated packaging systems designed to help solve the critical problem of medication non-adherence that has been called an international epidemic. This issue has been estimated to cost up to $290 billion annually(1) and is blamed for approximately 125,000 deaths per year(2). The Centers for Medicare & Medicaid Services (CMS) estimates that 11 percent of all hospital admissions are related to this issue(3).

MTS Medication Technologies will continue to operate under that brand, as a wholly-owned subsidiary of Omnicell, immediately following the closing of the acquisition.

About Omnicell
Omnicell, Inc. (NASDAQ: OMCL) is a leading provider of automation and business information solutions enabling hospitals and other healthcare organizations to streamline the medication administration process and manage costly medical supplies for increased operational efficiency and enhanced patient safety. Through seamless integration with a customer’s existing IT infrastructure, Omnicell solutions empower healthcare facilities to achieve comprehensive automation of medication and supply management from the arrival at the loading dock to the patient’s bedside. Omnicell also provides healthcare facilities with business analytics software designed to improve medication diversion detection and regulatory compliance.

Since 1992, more than 2,500 hospital customers worldwide have relied on Omnicell’s medication automation, supply chain, and analytics solutions to increase patient safety, improve efficiency and address changing healthcare regulations while providing effective control of costs, charge capture for payer reimbursement and inventory management of medications and supplies.

Newly acquired MTS Medication Technologies is a leader in medication adherence packaging systems designed to improve medication dispensing and administration. MTS enables approximately 6,000 institutional and retail pharmacies worldwide to maintain high accuracy and quality standards while optimizing productivity and controlling costs. MTS has a product line that includes more than 20 packaging machines and 50 types of consumable products.

For more information about Omnicell, please visit www.omnicell.com. Visit www.mts-mt.com for more information about MTS.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to the benefits of the acquisition of MTS by Omnicell, the combined company’s, and each respective company’s plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated products and services and other statements that are not historical facts. These forward-looking statements are based on Omnicell’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks associated with the acquisition of MTS, such as the risk that MTS will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the acquisition; disruption from the integration process, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the allocation of the purchase price to the net assets acquired in accordance with applicable accounting rules and methodologies and the possibility that if Omnicell does not achieve the perceived benefits of the acquisition of MTS as rapidly or to the extent anticipated by financial analysts or investors, the market price of Omnicell stock could decline; as well as other risks related Omnicell’s business, and those other risks detailed from time to time under the caption “Risk Factors” and elsewhere in Omnicell’s SEC filings and reports, including in the Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed with the SEC. Omnicell undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

(1)New England Healthcare Institute, Thinking outside the pillbox: A System-wide approach to improving patient medication adherence for chronic disease. Retrieved April 23, 2012 from:  www.nehi.net/publications/44/thinking_outside_the_pillbox_a _systemwide_approach_to_improving_patient_medication_adherence_for_chronic_disease

(2)Smith D, Compliance Packaging; a patient education tool, American Pharmacy, Vol. NS29, No 2, February 1989

(3)John Michael O’Brien, PharmD, MPH, Senior Advisor, U.S. Department of Health & Human Services, CMS Innovation Center, Million Hearts, Innovation, and Improving Medication Adherence, Healthcare Compliance Packaging Conference, March 26-27, 2012.

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